UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 27, 2006

Material Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-23617 (Commission File Number)	95-4622822 (I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California 90049 (Address of principal executive offices) (zip code)

(310) 208-5589 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry into a Material Agreement

Debt Restructuring and Settlement Agreement

          On October 27, 2006, we entered into a series of agreements with our existing debenture holders, namely Palisades Capital, LLC, Hyde Investments, Ltd., and Livingston Investments, Ltd., whereby we extended the due date on over $2,100,000 in debentures for two years from December 31, 2006 to December 31, 2008.

          Pursuant to the terms of a Settlement Agreement and General Release, we agreed to:

          (i)     release each of the debenture holders from all liability arising prior to the date thereof;

          (ii)     effectuate a 1-for-300 reverse split of our Class A common stock;

          (iii)     issue warrants to purchase an aggregate of 35 million post-split shares of Class A common stock at an exercise price of $0.001;

          (iv)     issue up to 30 million post-split shares of Class A common stock to our President and director, Robert M. Bernstein, as consideration for the receipt of a general release from him and execution of a new employment agreement;

          (v)     issue up to 40 million post-slit shares of Class A common stock to certain third-parties designated by Mr. Bernstein; and

          (vi)     execute an amendment to each of the outstanding debentures held by the debenture holders to (a) extend the due date to December 31, 2008, (b) increase the principal balance by fifteen percent (15%), (c) maintain the conversion price at the lower of $0.10 or 50% of the market price after the reverse stock split, (d) limit the number of shares we can issue pursuant to a registration statement on Form S-8, (e) eliminate the 75 day waiting requirement between the time we receive a notice of conversion and the time we must deliver the applicable shares, (f) confirm that a default under one of the debentures shall be considered a default under all of them, (g) deposit 9.9% of our issued and outstanding stock with an escrow agent to deliver upon a conversion by the debenture holders, and to maintain that balance with the escrow agent, (h) limit the conversion so that no holder may own more than 4.99% of our outstanding Class A common stock at any one time, and (i) add $60,000 to the principal balance owed to Palisades Capital, LLC.

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Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          See our description of the Debt Restructuring and Settlement Agreement under Item 1.01 above.

Item 3.02     Unregistered Sale of Equity Securities

          On October 27, 2006, pursuant to the terms of a Settlement Agreement and General Release, we entered into an Amendment dated October 27, 2006 to the Class A Senior Secured Convertible Debenture held by each of Palisades Capital, LLC, Hyde Investments, Ltd., and Livingston Investments, Ltd.  In addition, we entered into a Warrant Agreement with each of the parties above, plus GCH Capital, Ltd., to purchase an aggregate of 35 million post-split shares of our Class A common stock at an exercise price of $0.001.  The execution of the debenture amendments and the issuance of the warrants was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the holders were each accredited.

EXHIBITS
10.1	Settlement Agreement and General Release dated October 27, 2006

10.2	Warrant Agreement dated October 27, 2006 with Palisades Capital, LLC

10.3	Warrant Agreement dated October 27, 2006 with Hyde Investments, Ltd.

10.4	Warrant Agreement dated October 27, 2006 with Livingston Investments, Ltd.

10.5	Warrant Agreement dated October 27, 2006 with Palisades Capital, LLC

10.6	Warrant Agreement dated October 27, 2006 with GCH Capital, Ltd.

10.7	Amendment to Class A Senior Secured Convertible Debenture dated October 27, 2006 with Palisades Capital, LLC

10.8	Amendment to Class A Senior Secured Convertible Debenture dated October 27, 2006 with Hyde Investments, Ltd.

10.9	Amendment to Class A Senior Secured Convertible Debenture dated October 27, 2006 with Livingston Investments, Ltd.

10.10	Stockholder Lockup Agreement dated October 27, 2006 with Robert M. Bernstein

10.11	Escrow Agreement dated October 27, 2006

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2006	Material Technologies, Inc.,
a Delaware corporation
/s/ Robert M. Bernstein
By: Robert M. Bernstein
Its: Chief Executive Officer

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